UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2008

VISUAL MANAGEMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-133936 (Commission File Number)	68-0634458 (IRS Employer Identification Number)

1000 Industrial Way North, Suite C Toms River, New Jersey 08755 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 281-1355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

On November 7, 2008, Visual Management Systems, Inc. (the “Company”) commenced a private placement offering of up to $1.125 million of investment units to be issued pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. Each unit will consist of 10,000 shares of the Company’s common stock, a four year warrant to purchase 5,000 shares of the Company’s common stock with an exercise price of $0.75 cents per share, and a seven year warrant to purchase 5,000 shares of the Company’s common stock with an exercise price of $1.00 per share. The units will be offered at a price of $5,625 per unit. The private placement offering, which is subject to market conditions, will be made within the United States to only qualified accredited investors and outside the United States to only non-US investors. The securities underlying the units have not been registered under the Securities Act of 1933 or applicable state laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This report shall not constitute an offer to sell or a solicitation of an offer to buy the investment units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Management Systems, Inc. (Registrant)

Dated: November 7, 2008	By:	/s/ Jason Gonzalez
Name: Jason Gonzalez
Title: President and Chief Executive Officer